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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF NOVELLUS

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
Novellus Systems International, Inc.        Novellus Systems Japan
Novellus Systems Export, Inc.               GaSonics International KK Japan
4000 N. First St.                           KSP Bldg., R&D C-10F,
San Jose, CA  95134 USA                     3-2-1 Sakado, Takatsu-ku, Kawasaki-shi
T 408.943.9700                              Kanagawa-ken 213-0012, Japan
F 408.943.3422                              T 81.44.850.1777
                                            F 81.44.850.1778
Novellus Systems UK Ltd.
The Forum                                   Novellus Systems Korea Co. Ltd.
Callander Business Park                     SpeedFam-IPEC Korea Ltd.
Callander Road                              2F, DaeWoo Engineering Building
Falkirk                                     9-3 SuNae-Dong, BunDang-Ku,
FK1 1XR                                     SungNam City
T 44. 01324 639 988                         Kyungki-Do, 463-020, Korea
F 44. 01324 612 069                         T 82.31.738.1114
                                            F 82.31.714.9921
Novellus Systems BV
148 Dillenburgstraat 5B                     Novellus Systems (H.K.) Ltd., Taiwan
5652 AM Eindhoven                           9F, No. 6, Lane 99
The Netherlands                             Pu-Ting Road
T 31.40.2918010                             Hsinchu City, Taiwan 300 R.O.C.
F 31.40.2573590                             T 886.3.5730550
                                            F 886.3.5730553
Novellus Systems SARL
Parc de la Julienne, Bat. D, 1er etage,     Novellus Systems Semiconductor
91830 Le Coudray Montceaux                  Equipment (Shanghai) Co. Ltd.
France                                      Unit 10 SOHO Building
T 33.1.64.93.7070                           439 Chun Xiao Road, Pudong New Area,
F 33.1.64.93.8787                           Shanghai 201203, P.R.China
                                            T 86.21.50802056
Novellus Systems SARL                       F 86.21.50802103
1(degree) etage
Parc Technologique des Fontaines            Novellus Systems International
Chemin des Fontaines                        Trading (Shanghai) Co. Ltd.
38190 Bernin                                Rm. 237, No. 2, Tai Zhong South Road,
France                                      Waigaoqiao Free Trade Zone, Pudong New Area
T 33 476 08 00 00                           Shanghai 200131, P.R. China
F 33 476 08 76 67                           T 86.21.50802056
                                            F 86.21.50802103
Novellus Systems GmbH
Moritzburger Weg 67, Entrance E 1st Floor   Novellus Singapore Pte. Ltd.
01109 Dresden,                              SpeedFam-IPEC S.E. Asia Private Limited
Germany                                     101 Thomson Road
T 49.351.8838.3200                          #24-03/05 United Square
F 49.351.8838.3299                          Singapore 307591
                                            T  65.6.353.9288
                                            F  65.6.353.6833
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
                                            Novellus Systems (Malaysia) Sdn. Bhd.
Novellus Systems Ireland Ltd.               SpeedFam-IPEC (Malaysia) Sdn Bhd
GaSonics International Ireland Ltd          Suite B3-1 Ground Floor
Mill Street                                 Kulim Hi-Tech Park,
Maynooth, County Kildare                    09000 Kulim
Ireland                                     Kedah Darul Amam
T 353.1.629.3270                            T 604.403.3368
F 353.1.601.6584                            F 604.403.3378

Novellus Systems Israel Ltd.                Novellus Systems (India) Pvt. Ltd.
GaSonics International Israel Ltd           Le Parc Richmonde, 2nd Fl.
2 Tzoran St. (LC2-3S)                       51 Richmond Road
The New Industrial Zone                     Bangalore, India 560025
Qiryat-Gat, 82109                           T 91.80.2296146
T 972.7.666.2743                            F 91.80.2296145
F 972.7.666.6677
                                            SpeedFam-IPEC Limited
SpeedFam-IPEC, Inc.                         Brindley Road, Dodwells Bridge
Headquarters                                Industrial Estates
300 N. 56th Street                          Hinckley Leicestershire
Chandler, Arizona 85226                     LE10 3BY England
                                            Tel: 44.1455.631707
SpeedFam-IPEC GmbH                          Fax: 44.1455.611360
Schlosstrasse 5
D-74653 Ingelfingen                         SpeedFam-IPEC K.K.
Germany                                     2754-8 Hayakawa, Ayase-shi
Tel: 49.7940.58402                          Kanagawa-ken, 252-1123, Japan
Fax: 49.7940.57611                          Tel: 467.76.3138
                                            Fax: 467.76.3343
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